Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Realty Mortgage I, Inc. (the “Registrant”), and John Alderfer, as Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. §1350, that:

(1)
the Registrant’s Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 26, 2006

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
of Vestin Realty Mortgage I, Inc.

Dated: October 26, 2006

/s/John Alderfer
John Alderfer
Chief Financial Officer
of Vestin Realty Mortgage I, Inc.